ROY W. ADAMS, JR.
                                 ATTORNEY AT LAW

                                February 4, 2000

1024 COUNTRY CLUB DRIVE                               TELEPHONE:  (925) 631-0222
SUITE 135                                              FACSIMILE: (925) 631-0999
MORAGA, CALIFORNIA 94556                              E-MAIL: royadams@value.net


Ingenuity Capital Trust
26888 Almaden Court
Los Altos, California
94022

Re:      INGENUITY CAPITAL TRUST:  FILE NO. 811-09445

I consent to the references to me in the Registration Statement on Form N-14 of Ingenuity Capital Trust and to the use of my legal opinion dated January 3, 2000 regarding the legality of the shares for the Medical Specialists Fund, a series of shares of the Ingenuity Capital Trust.

                                                     /s/ Roy W. Adams, Jr.

                                                     Roy W. Adams, Jr., Esq.